Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(e)(1) Form of Investment Management Agreement between ING Variable Funds and ING Investments, LLC dated May 7, 2013 – Filed herein.

(e)(2) Form of Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. LLC dated May 7, 2013 – Filed herein.